EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this post effective amendment No. 1 to the registration statement on Form S-3 (File No. 333-58311) of our report dated April 17, 1998, on our audits of the financial statements of WPJ, Inc., d/b/a Integrated Medical Systems, as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997. We also consent to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Miami, Florida
December 7, 1998